Exhibit 99.1

Tripadvisor Co-Founder and CEO Announces Plans for Departure in 2022

Stephen Kaufer to remain in role until successor is appointed

NEEDHAM, MA, November 8, 2021 — Tripadvisor, Inc. (NASDAQ: TRIP) today announced that the company’s co-founder and long-time CEO, Stephen Kaufer, will step down from his position at Tripadvisor in 2022.

“We come to the close of 2021 in a strong position—travelers are returning as we exit the pandemic, exciting new initiatives are well on their way, and we continue to leverage our strengths as we evolve Tripadvisor for the future,” said Steve Kaufer, chief executive officer. “Given our strong position, the talented teams driving our plans forward, and after over 20 years at Tripadvisor, I believe now is the best time to announce my plans to step away from the company next year. I have such respect and appreciation for all the teams over the years who have made this company what it is today, and remain devoted to continuing to guide the Tripadvisor family as CEO until the transition is complete.”

Kaufer co-founded Tripadvisor in 2000 with the mission to help travelers around the world plan and book the perfect trip. Over the past 21 years, under his leadership, the company has grown into the largest travel site in the world, with employees in over 20 countries and operating localized travel sites in over 40 markets.

Greg Maffei, chairman of the board at Tripadvisor, stated, “Steve has been the driving force at Tripadvisor since its launch in 2000. His contributions to the consumer’s travel experience are immeasurable, and his vision has resulted in the Tripadvisor we know today.”

The Board of Directors has initiated an open search for Kaufer’s successor. “We are fortunate to already have excellent internal candidates,” added Maffei, “and we will complement this with an external search to ensure we get the best leader for Tripadvisor. We look forward to Steve’s continued guidance at the helm as we transition to Tripadvisor’s next exciting chapter.”

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Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to Tripadvisor’s future financial performance on both a GAAP and non-GAAP basis, and Tripadvisor’s prospects as a comprehensive destination for hotels, experiences, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “look forward,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our executive officers with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in Tripadvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, Tripadvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Tripadvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Tripadvisor

Tripadvisor, the world’s largest travel guidance platform*, helps hundreds of millions of people each month** become better travelers, from planning to booking to taking a trip. Travelers across the globe use the Tripadvisor site and app to discover where to stay, what to do and where to eat based on guidance from those who have been there before. With more than 988 million reviews and opinions of nearly 8 million businesses, travelers turn to Tripadvisor to find deals on accommodations, book experiences, reserve tables at delicious restaurants and discover great places nearby. As a travel guidance company available in 43 markets and 22 languages, Tripadvisor makes planning easy no matter the trip type.

The subsidiaries of Tripadvisor, Inc. (NASDAQ:TRIP), own and operate a portfolio of travel media brands and businesses, operating under various websites and apps, including the following websites: www.bokun.io, www.cruisecritic.com, www.flipkey.com, www.thefork.com, www.helloreco.com, www.holidaylettings.co.uk, www.housetrip.com, www.jetsetter.com, www.niumba.com, www.seatguru.com, www.singleplatform.com, www.vacationhomerentals.com, and www.viator.com.

*	Source: SimilarWeb, unique users de-duplicated monthly, September 2021
**	Source: Tripadvisor internal log files

Contacts

Investors

ir@tripadvisor.com

Media

uspr@tripadvisor.com